Volt Information Sciences Announces Planned CFO Departure

New York, NY, January 16, 2015 – Volt Information Sciences, Inc. (NYSE-MKT: VISI) today announced that James Whitney Mayhew, Senior Vice President and Chief Financial Officer, has decided to step down from his position for personal reasons. Mr. Whitney will be leaving Volt after a 60-day transition period ending March 20, 2015. The company will initiate a formal search for his successor.

“Jim has played an instrumental role in helping us execute on our strategic priorities and create a more highly focused and profitable Volt”, said Ron Kochman, President and Chief Executive Officer. “During Jim’s tenure, the company has made substantial progress in strengthening our financial controls and in achieving significant milestones in our financial turnaround plan, including the completion of the multi-year restatement and our move to the NYSE-MKT exchange. He has also built a very strong finance team, one that will continue to benefit the company for years to come. On behalf of the Board of Directors and the entire company, I want to thank Jim for his service and extend him our best wishes for this new chapter in his life.”

“It has been an incredibly rewarding experience to be a part of Volt’s transformation,” said Mr. Whitney. “I believe the company’s solid financial foundation positions Volt very well for continued improvement and strong performance. While the past five years have been challenging for the company, we have made significant progress in improving profitability and focusing the business. This included divesting non-core software businesses and restructuring our core staffing business. I am confident that Volt’s talented and experienced management team will deliver continued success.”

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is an international provider of staffing services (traditional time and materials based as well as project based), information technology infrastructure services, telecommunication infrastructure and security services, and telephone directory publishing and printing in Uruguay. Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology and engineering positions. Our project-based staffing assists with individual customer assignments as well as customer care call centers and gaming industry quality assurance testing services, and our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our information technology infrastructure services provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations.  For more information visitwww.volt.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

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Contact:
James Whitney
Volt Information Sciences, Inc.
voltinvest@volt.com
212-704-7921